UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 23, 2009

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

2701 Cambridge Court, Auburn Hills, MI  48326
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

248-370-9900

(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Only July 21, 2009, the Company entered into a new Consulting Agreement (“New Consulting Agreement”) with DMG Advisors, LLC (“DMG Advisors”).  DMG Advisors will provide investor, business and financial services to the Company under the New Consulting Agreement and will be paid $5,000 per month for services by the issuance of 25,000 shares of the Company’s common stock per month.  The Agreement has a term of six months and terminates on January 15, 2010.

Item 3.02 Unregistered Sales of Equity Securities.

On July 21, 2009, the Company entered into a Settlement and Release Agreement with DMG Advisors, LLC, Kirk Blosch and Jeff Holmes which terminated the parties’ July 26, 2007 Consulting Agreement (“Former Consulting Agreement”).  The Company agreed to issue 500,000 shares of its common stock as payment for services owed under the Former Consulting Agreement.

Only July 21, 2009, the Company entered into a New Consulting Agreement with DMG Advisors.  DMG Advisors will provide investor, business and financial services to the Company under the New Consulting Agreement and will be paid $5,000 per month for services by the issuance of 25,000 shares of the Company’s common stock per month.  The Agreement has a term of six months and terminates on January 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE: July 24, 2009	By: /s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel & Secretary